Exhibit 99.1

News Release

Contact:	Investors: Mike Grant - Managing Director, Investor Relations - (615) 263-6957 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

HIGHER OCCUPANCY AND COST MANAGEMENT DRIVE STRONG FINANCIAL PERFORMANCE

ESTABLISHES 2025 FULL YEAR GUIDANCE

BRENTWOOD, Tenn. – February 10, 2025 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today its fourth quarter and full year 2024 financial results.

Financial Highlights – Fourth Quarter 2024

•	Total revenue of $479.3 million

•	Net income of $19.3 million

•	Diluted earnings per share of $0.17; Adjusted Diluted EPS of $0.16

•	Normalized FFO per diluted share of $0.39

•	Adjusted EBITDA of $74.2 million

Financial Highlights – Full Year 2024

•	Total revenue of $2.0 billion

•	Net income of $68.9 million

•	Diluted earnings per share of $0.62; Adjusted Diluted EPS of $0.81

•	Normalized FFO per diluted share of $1.70

•	Adjusted EBITDA of $330.8 million

Damon T. Hininger, CoreCivic’s Chief Executive Officer, commented, “We closed 2024 with strong financial performance. We look forward to the future, which we anticipate will be a period of accelerated demand from our federal, state, and local government partners. CoreCivic is exceptionally well-positioned to meet this growing demand given our readily available capacity and our strong balance sheet.”

“CoreCivic has been in contact with U.S. Immigration and Customs Enforcement (ICE) and the U.S. Marshals Service in preparation for their increased secure bed needs. Given the change in presidential administration, including key leadership positions within the Department of Homeland Security and the Department of Justice, as well as the swearing in of new members of Congress, both the establishment of federal funding and the formal facility contracting process for additional beds lie ahead of us. In preparation, we have approved $40 million to $45 million of capital investments related to potential facility activations and transportation services in anticipation of increased demand for our facilities and services.”

“The new year is just underway, and the landscape is already changing in ways that are likely to positively impact our business,” Hininger continued. “As the new administration modifies immigration policy and enacts new legislation, we expect the demand for our services to grow. On day one, the Trump administration reversed an executive order issued early in the previous administration that placed restrictions on contracts with privately operated criminal detention facilities. Further, the Trump administration also reversed certain immigration policies of the previous administration and directed the Secretary of Homeland Security to acquire all available detention beds usable for the detention of deportable migrants. At the same time, many state and

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Fourth Quarter 2024 Financial Results

local governments are also in need of our solutions, evidenced most recently by an additional contract award from the state of Montana.

Patrick Swindle, CoreCivic’s President and Chief Operating Officer remarked, “CoreCivic’s financial results for the fourth quarter of 2024 exceeded both our internal forecast and analyst estimates, resulting from both cost management initiatives and increased occupancy, which reached 75.5% of available capacity, our highest level since the first quarter of 2020 - the start of the COVID-19 pandemic. These strong fourth quarter financial results were achieved despite the termination of a contract with ICE at the South Texas Family Residential Center, which closed on August 9, 2024, and at our California City Correctional Center, where a lease with the state of California expired March 31, 2024.”

Swindle continued, “CoreCivic’s balance sheet remains strong, and we are pleased with the continued execution of our capital strategy, ending the quarter with leverage, measured as net debt to Adjusted EBITDA, at 2.3x for the trailing twelve months. In recognition of our earnings outlook, we also resumed share repurchases, which we had de-prioritized in June of 2024, upon receipt of the contract termination notice at the South Texas Family Residential Center.”

Fourth Quarter 2024 Financial Results Compared With Fourth Quarter 2023

Net income in the fourth quarter of 2024 was $19.3 million, or $0.17 per diluted share, compared with net income in the fourth quarter of 2023 of $26.5 million, or $0.23 per diluted share (Diluted EPS). When adjusted for special items, Adjusted Net Income for the fourth quarter of 2024 was $18.2 million, or $0.16 per diluted share (Adjusted Diluted EPS), compared with Adjusted Net Income in the fourth quarter of 2023 of $26.4 million, or $0.23 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Net Income and Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein.

The decrease in Diluted EPS and Adjusted Diluted EPS compared with the prior year resulted from the expiration of our lease with the California Department of Corrections and Rehabilitation (CDCR) at our California City Correctional Center on March 31, 2024, as well as the termination of our contract with ICE at the South Texas Family Residential Center effective August 9, 2024, which collectively accounted for a $0.15 per share reduction compared with the fourth quarter of 2023. Partially offsetting those two contract terminations, CoreCivic benefitted from higher populations and per diem rates at our other ICE-focused facilities, as well as at facilities serving state and local populations, combined with cost containment efforts, lower interest expense and a decrease in shares of our common stock outstanding as a result of our share repurchase program.

Increasing facility occupancy combined with cost management initiatives continued to drive positive financial results and operating performance. Labor attraction and retention expenses, particularly those associated with temporary labor resources, including associated travel expenses, overtime and incentives, declined meaningfully from the fourth quarter of 2023.

Revenue from ICE, our largest government partner, decreased 21.6% compared with the fourth quarter of 2023, reflecting the termination of our ICE contract at the South Texas Family Residential Facility effective August 9, 2024. Excluding the South Texas facility, which generated revenue of $39.1 million in the fourth quarter of 2023, our revenue from ICE increased 5.2%

Fourth Quarter 2024 Financial Results

compared with the fourth quarter of the prior year. During the fourth quarter of 2024, revenue from ICE was $120.3 million compared to $153.5 million during the fourth quarter of 2023. Revenue from state customers increased 6.4% compared with the year-ago quarter, with broad-based improvement, highlighted by new contracts with the states of Montana and Wyoming.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $75.7 million in the fourth quarter of 2024, compared with $90.1 million in the fourth quarter of 2023. Adjusted EBITDA, which excludes special items, was $74.2 million in the fourth quarter of 2024, compared with $90.0 million in the fourth quarter of 2023. The decrease in Adjusted EBITDA was primarily attributable to the contract termination at the South Texas Family Residential Center and the expiration of the lease with the CDCR at the California City facility, partially offset by an increase in occupancy throughout the remainder of our portfolio, combined with cost savings from cost management initiatives including a reduction in temporary staffing incentives and related labor costs.

Funds From Operations (FFO) for the fourth quarter of 2024 was $43.3 million, compared with $51.0 million in the fourth quarter of 2023. Normalized FFO, which excludes special items, decreased to $43.3 million, or $0.39 per diluted share, in the fourth quarter of 2024, compared with $51.3 million, or $0.45 per diluted share, in the fourth quarter of 2023. Normalized FFO was impacted by the same factors that affected Adjusted EBITDA, further improved by a reduction in interest expense resulting from our debt reduction strategy that is not reflected in Adjusted EBITDA, as well as a 3.0% reduction in weighted average shares outstanding compared with the prior year quarter.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Capital Strategy

Share Repurchases. Our Board of Directors previously approved a share repurchase program authorizing the Company to repurchase up to $350.0 million of our common stock. During 2024, we repurchased 4.4 million shares of common stock under the share repurchase program at an aggregate purchase price of $68.5 million, including 0.4 million shares during the fourth quarter of 2024 at an aggregate purchase price of $9.0 million. Since the share repurchase program was authorized in May 2022, through December 31, 2024, we have repurchased a total of 14.5 million shares at an aggregate price of $181.1 million, or $12.47 per share, excluding fees, commissions and other costs related to the repurchases.

As of December 31, 2024, we had $168.9 million remaining under the share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board of Directors from time to time in the open market, through privately negotiated transactions, or otherwise. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program

Fourth Quarter 2024 Financial Results

may be terminated, suspended, increased or decreased by our Board of Directors in its discretion at any time. We will maintain our focus on our leverage ratios, and we intend to balance the use of our free cash flow between reducing our debt and opportunistically repurchasing additional shares of our common stock in accordance with the repurchase program, taking into consideration our earnings trajectory, stock price, liquidity, and alternative opportunities to deploy capital.

Contract Update

New Management Contract with State of Montana. On January 16, 2025, we announced that we were awarded a new management contract with the state of Montana to care for additional inmates outside the state of Montana, with 120 inmates having arrived at our 2,672-bed Tallahatchie County Correctional Facility in Tutwiler, Mississippi during January 2025. During January 2025, we also received an additional 120 Montana inmates at our 1,896-bed Saguaro Correctional Facility in Eloy, Arizona, under an existing contract with the state of Montana. The base term of the new management contract with the state of Montana runs through December 31, 2026. Upon mutual agreement, the contract provides extension options in two-year intervals, or in any interval that is advantageous to the State, so long as the contract and any renewals do not exceed a total of seven years. Notably, this contract increases the geographic range of CoreCivic facilities that can serve the state of Montana.

2025 Financial Guidance

Based on current business conditions, we are providing the following financial guidance for the full year 2025:

Full Year 2025
• Net income	$53.5 million to $67.5 million
• Diluted EPS	$0.48 to $0.61
• FFO per diluted share	$1.37 to $1.50
• EBITDA	$281.0 million to $293.0 million

Compared with 2024, our guidance reflects a reduction in facility net operating income in the aggregate of $60.5 million, or $0.40 per share, for the termination of the ICE contract at the South Texas Family Residential Center effective August 9, 2024, and the lease expiration with the CDCR at our California City Correctional Center on March 31, 2024.

Consistent with our past practice, our guidance does not include the impact of any new contract awards not previously announced. However, we do expect to execute multiple new contracts during 2025 and will revise guidance throughout the year as new contracts are signed. Although we can provide no assurance, based on modified immigration policies of the new administration, as well as newly enacted legislation pertaining to illegal immigrants requiring the utilization of detention for certain criminal violations, we expect new contracts to require the activation of one or more idle facilities. The activation of an idle facility generally requires four to six months to hire, train, and prepare the facility to accept residential populations, which could result in substantial expenses before we are able to realize additional revenue. To the extent any new

Fourth Quarter 2024 Financial Results

contract requires the activation of an idle facility, our guidance will likely be negatively impacted by these start-up expenses until the revenue we generate offsets these expenses. Therefore, any idle facility activations in the current year would likely be more favorably impactful in 2026.

During 2025, we expect to invest $29.0 million to $31.0 million in maintenance capital expenditures on real estate assets, $31.0 million to $34.0 million for maintenance capital expenditures on other assets and information technology, and $6.0 million to $7.0 million for other capital investments. Although our guidance does not include any new contract awards, we also expect to incur approximately $40.0 million to $45.0 million of capital expenditures associated with potential facility activations, in order to prepare these facilities to quickly accept residential populations if opportunities arise, as well as to provide transportation services.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter of 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the first quarter of 2025. Written materials used in the investor presentations will also be available on our website beginning on or about February 26, 2025. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Tuesday, February 11, 2025, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. To participate via telephone and join the call live, please register in advance here https://register.vevent.com/register/BIaa5339be2aca4992a0a31fc02eb098c5. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Fourth Quarter 2024 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government as a consequence of presidential executive orders, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) our ability to activate idle facilities in a timely manner in order to meet the expected growth in demand for our facilities and services from the federal government that may occur as a result of changes in policies and actions of the new presidential administration, and to realize projected returns resulting therefrom; (v) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (vi) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vii) government budget uncertainty, the impact of the debt ceiling and the potential for government shutdowns and changing budget priorities; (viii) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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Fourth Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$107,487	$121,845
Restricted cash	14,623	7,111
Accounts receivable, net of credit loss reserve of $4,471 and $6,827, respectively	288,738	312,174
Prepaid expenses and other current assets	38,970	26,304
Assets held for sale	—	7,480

Total current assets	449,818	474,914
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,905,508 and $1,821,015, respectively	2,060,024	2,114,522
Other real estate assets	193,105	201,561
Goodwill	4,844	4,844
Other assets	224,100	309,558

Total assets	$2,931,891	$3,105,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$273,724	$285,857
Current portion of long-term debt	12,073	11,597

Total current liabilities	285,797	297,454
Long-term debt, net	973,073	1,083,476
Deferred revenue	12,399	18,315
Non-current deferred tax liabilities	89,207	96,915
Other liabilities	78,064	131,673

Total liabilities	1,438,540	1,627,833

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2024 and 2023	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 109,861 and 112,733 shares issued and outstanding at December 31, 2024 and 2023, respectively	1,099	1,127
Additional paid-in capital	1,732,231	1,785,286
Accumulated deficit	(239,979)	(308,847)

Total stockholders’ equity	1,493,351	1,477,566

Total liabilities and stockholders’ equity	$2,931,891	$3,105,399

Fourth Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
REVENUE:
Safety	$444,461	$448,704	$1,816,850	$1,731,421
Community	30,251	30,499	118,656	115,068
Properties	4,545	11,987	26,085	49,875
Other	36	56	55	271

	479,293	491,246	1,961,646	1,896,635

EXPENSES:
Operating:
Safety	340,878	341,426	1,382,520	1,356,496
Community	24,041	23,007	96,932	91,895
Properties	3,763	4,077	13,823	13,829
Other	19	52	82	210

Total operating expenses	368,701	368,562	1,493,357	1,462,430
General and administrative	40,544	36,866	152,081	136,084
Depreciation and amortization	31,896	32,133	128,011	127,316
Asset impairments	—	—	3,108	2,710

	441,141	437,561	1,776,557	1,728,540

OTHER INCOME (EXPENSE):
Interest expense, net	(15,694)	(17,655)	(67,415)	(72,960)
Expenses associated with debt repayments and refinancing transactions	—	(360)	(31,316)	(686)
Gain on sale of real estate assets, net	1,513	455	3,262	798
Other income	1,190	619	2,343	576

INCOME BEFORE INCOME TAXES	25,161	36,744	91,963	95,823
Income tax expense	(5,886)	(10,276)	(23,095)	(28,233)

NET INCOME	$19,275	$26,468	$68,868	$67,590

BASIC EARNINGS PER SHARE	$0.17	$0.23	$0.62	$0.59

DILUTED EARNINGS PER SHARE	$0.17	$0.23	$0.62	$0.59

Fourth Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$19,275	$26,468	$68,868	$67,590
Special items:
Expenses associated with debt repayments and refinancing transactions	—	360	31,316	686
Income tax expense associated with change in corporate tax structure	—	—	—	930
Gain on sale of real estate assets, net	(1,513)	(455)	(3,262)	(798)
Asset impairments	—	—	3,108	2,710
Income tax expense (benefit) for special items	441	26	(9,781)	(758)

Adjusted net income	$18,203	$26,399	$90,249	$70,360

Weighted average common shares outstanding - basic	110,240	113,440	110,939	113,798
Effect of dilutive securities:
Restricted stock-based awards	1,143	1,346	902	852

Weighted average shares and assumed conversions - diluted	111,383	114,786	111,841	114,650

Adjusted Diluted EPS	$0.16	$0.23	$0.81	$0.61

Fourth Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$19,275	$26,468	$68,868	$67,590
Depreciation and amortization of real estate assets	25,072	24,870	99,865	98,076
Impairment of real estate assets	—	—	2,418	—
Gain on sale of real estate assets, net	(1,513)	(455)	(3,262)	(798)
Income tax expense for special items	441	126	242	226

Funds From Operations	$43,275	$51,009	$168,131	$165,094
Expenses associated with debt repayments and refinancing transactions	—	360	31,316	686
Income tax expense associated with change in corporate tax structure	—	—	—	930
Other asset impairments	—	—	690	2,710
Income tax benefit for special items	—	(100)	(10,023)	(984)

Normalized Funds From Operations	$43,275	$51,269	$190,114	$168,436

Funds from Operations Per Diluted Share	$0.39	$0.44	$1.50	$1.44

Normalized Funds From Operations Per Diluted Share	$0.39	$0.45	$1.70	$1.47

Fourth Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$19,275	$26,468	$68,868	$67,590
Interest expense	18,616	21,228	79,681	85,265
Depreciation and amortization	31,896	32,133	128,011	127,316
Income tax expense	5,886	10,276	23,095	28,233

EBITDA	$75,673	$90,105	$299,655	$308,404
Expenses associated with debt repayments and refinancing transactions	—	360	31,316	686
Gain on sale of real estate assets, net	(1,513)	(455)	(3,262)	(798)
Asset impairments	—	—	3,108	2,710

Adjusted EBITDA	$74,160	$90,010	$330,817	$311,002

GUIDANCE — CALCULATION OF FUNDS FROM OPERATIONS AND EBITDA

	For the Year Ending
	December 31, 2025
	Low End of Guidance	High End of Guidance
Net income	$53,500	$67,500
Depreciation and amortization of real estate assets	99,000	100,000

Funds From Operations	$152,500	$167,500

Diluted EPS	$0.48	$0.61

FFO per diluted share	$1.37	$1.50

Net income	$53,500	$67,500
Interest expense	74,000	73,000
Depreciation and amortization	130,000	130,000
Income tax expense	23,500	22,500

EBITDA	$281,000	$293,000

Fourth Quarter 2024 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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